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August 30, 2002


Croft Funds Corporation
Canton House, 300 Water Street
Baltimore, Maryland  21202

Re: Opinion of Counsel regarding Post-Effective Amendment No. 9 to the Registration Statement filed on Form N-1A under the Securities Act of
                      --------------------------------------------------------
         1933 (File No. 33-81926).
         -------------------------

Ladies and Gentlemen:

We have acted as counsel to the Croft Funds Corporation, a Maryland corporation (the "Corporation"), in on connection with Post-Effective Amendment No. 9 (the "Amendment") to the above-referenced registration on statement (the "Registration Statement"), which relates to the Corporation's common stock, par value $.001 per share (collectively, the "Shares"). This opinion is being delivered to you in connection with the on Corporation's filing of the Amendment with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933. With your permission, all assumptions and statements of reliance herein on have been made without any independent investigation or verification on our part except to the extent on otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such on assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following on documents:

     (a) a certificate of the State of Maryland as to the existence and good standing of the on Corporation;

     (b) the Articles of Incorporation for the Corporation and any amendments or supplements thereto (the "Articles of Incorporation") and the By-Laws for the Corporation, and any amendments or supplements thereto (the "By-Laws"); and

     (c) a certificate executed by Kent G. Croft, the President and Secretary of the Corporation, on certifying as to, and attaching copies of, the Corporation's Articles of Incorporation and on By-Laws, and a

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          printer's proof of the Amendment; certifying as to certain resolutions adopted by the Board of Directors of the Corporation authorizing the issuance of the Shares; and on certifying as to the number of Shares authorized, issued and outstanding.

In our capacity as counsel to the Corporation in connection with the Amendment, we have examined the on originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such on examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness on of all signatures, the authenticity of all original or certified copies, and the conformity to original or on certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of on fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or on written statements of public officials and officers or representatives of the Fund. We have assumed that the on Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the on printer's proof referred to in paragraph (c) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when on issued and sold in accordance with the Articles of Incorporation and By-Laws, and for the consideration on described in the Registration Statement, will be legally issued, fully paid and non-assessable under the on General Corporation Laws of the State of Maryland.

We hereby consent to the filing of this opinion as an exhibit to the Amendment. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
Morgan, Lewis & Bockius LLP